December 6, 2023

U.S. Securities and Exchange Commission 100 F Street, N.E.

Washington, DC 20549

Re: Vanguard Malvern Funds (the “Trust”) File No. 33-23444

Commissioners:

Enclosed is the 92nd Post-Effective Amendment to the Trust’s Registration Statement on Form N-1A (the “Amendment”), which we are filing pursuant to Rule 485(b) under the Securities Act of 1933. This Amendment follows a 485(a) filing made on September 22, 2023 to offer two new series of the Trust, Vanguard Core Bond ETF and Vanguard Core-Plus Bond ETF. The purposes of this Amendment are (1) to address comments of the Commission’s Staff regarding the prior amendment and (2) to make a number of nonmaterial changes. This Amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b).

Please contact me at (610) 503-1359, (tiina_vaisanen@vanguard.com), with any questions or comments that you have concerning the enclosed Amendment.

Sincerely,

/s/Tiina Vaisanen

Tiina Vaisanen

Assistant General Counsel The Vanguard Group, Inc.

Enclosures

cc: Lisa N. Larkin

U.S. Securities and Exchange Commission